UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2016
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.01.    Entry into a Material Definitive Agreement.

In connection with its ongoing efforts to strengthen its balance sheet and liquidity position, Cinedigm Corp. (the "Company") has entered into an amendment (the "Amendment") to the Second Amended and Restated Credit Agreement dated as of April 29, 2015 among the Company, the Lenders party thereto and Société Générale as Administrative Agent (the "Revolving Credit Facility").  The changes effected by the Amendment immediately increased the Company's cash available for operations through September 30, 2016 by approximately $6.2 million, and by approximately $2.0 million thereafter.  The Amendment also reduced the maximum principal amount available under the Revolving Credit Facility from $30 million to $22 million, reflecting current utilization.

The Company believes that these changes will help it finalize other pending potential initiatives to further strengthen its balance sheet and facilitate strategic investment.

The foregoing description is qualified in its entirety by reference to the Amendment, which will be filed in accordance with SEC rules and regulations.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of May 19, 2016

	By:	/s/ Gary S. Loffredo
	Name:	Gary S. Loffredo
	Title:	President, Digital Cinema, General Counsel and Secretary

3